Exhibit 99.1	NEWS RELEASE RARE ELEMENT RESOURCES LTD NYSE AMEX: REE TSX: RES February 6, 2012 Ref: 02 -2012

Rare Element Announces Changes to Board of Directors

Lakewood, Colorado - Rare Element Resources Ltd. (NYSE-Amex: REE and TSX: RES) (the “Company”) is pleased to announce that Mr. Randall J. Scott, President and CEO, and Mr. Paul H. Zink have been appointed to the Board of Directors of the Company as of February 3, 2012.

Mr. Zink is a mining industry professional with more than 30 years of experience in finance and the extractive industries. He is currently a director at Atna Resources Ltd. and is President, Eurasian Capital at Eurasian Minerals Inc. He has particular expertise in mineral royalties, investment valuation, financial analysis, business development and strategic planning.  Mr. Zink most recently served as President of International Royalty Corporation ("IRC"), and comes to EMX after the successful sale of IRC to Royal Gold, Inc. in February 2010.

The Company regrets to inform that Mr. Mark T. Brown, one of the Company’s founders, has stepped down from the Board of Directors to devote more time to his other activities with Pacific Opportunity Capital Ltd. A great deal of the Company’s current success is directly related to Mr. Brown’s vision and persistence in getting financing during difficult economic times, and subsequently setting up the Company by arranging two very successful financings in 2010.

Dr. Donald Ranta, Chairman, stated, “We are very sorry to see Mark Brown leave the Board. He successfully guided the Company’s finances and strategy through its formative years, and provided a solid base upon which the current management can build. We are certain that Randy and Paul can broaden the Board’s experience level and help ensure the continued success of the company as we move from a junior explorer toward a rare-earth production company.”

Rare Element Resources Ltd (TSX: RES & AMEX: REE) is a publicly traded mineral resource company focused on exploration and development of rare-earth elements and gold on the Bear Lodge property.

Rare-earth elements are key components of the green energy technologies and other high-technology applications. Some of the major applications include hybrid automobiles, plug-in electric automobiles, advanced wind turbines, computer hard drives, compact fluorescent light bulbs, metal alloys, additives in ceramics and glass, petroleum cracking catalysts, and a number of critical military applications. China currently produces more than 95% of the 130,000 metric tonnes of rare-earths consumed annually worldwide, and China has been reducing its exports of rare earths each year. The rare-earth market is growing rapidly, and is projected to accelerate if the green technologies are implemented on a broad scale.

FOR MORE INFORMATION:

www.rareelementresources.com

or

Anne Hite, Director of Investor Relations, 720.278.2466

Forward Looking Statements

Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward looking statements are usually identified by our use of certain terminology, including “will”, “believes”, “may”, “expects”, “should”, “seeks”, “anticipates”, “has potential to”, or “intends’ or by discussions of strategy or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include but are not limited to, estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to the effectiveness of the Company’s business model; future operations, products and services; the impact of regulatory initiatives on the Company’s operations; the size of and opportunities related to the market for the Company’s products; general industry and macroeconomic growth rates; expectations related to possible joint and/or strategic ventures and statements regarding future performance.

Forward-looking statements used in this discussion are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of the Company. If risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, users of the information included herein, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.